UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 11, 2014
Date of report (Date of earliest event reported)

PROTO LABS, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive, Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)
(763) 479-3680
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, the board of directors of Proto Labs, Inc. (the “Company”) approved the Company’s 2014 annual incentive bonus program (the “Program”) in which all employees other than commissioned sales people participate. The Program provides that bonus payouts under the Program will be a function of revenue growth and adjusted operating income (“AOI”) during 2014. For these purposes, AOI is defined as operating income before stock based compensation expense.

The Program contains revenue and AOI objectives for the Company as a whole and for each of its major geographic business units (the United States, the European Union and Japan). A participant’s bonus payout will be determined by multiplying his or her target payout amount (which is specified by our compensation committee as a percentage of the individual’s annual base salary) by both the applicable revenue and AOI payout factors (the “Bonus Payout”). The revenue payout factor is zero for 2014 revenue below specified threshold amounts for the Company and each of its business units, is 50% at those threshold amounts, and increases (with no maximum) in amounts specified by the compensation committee to the degree revenue exceeds the respective threshold amounts. The AOI factor is zero for AOI (expressed as a percentage of revenue) below specified threshold amounts for the Company and each of its business units, and increases on a linear basis to 100% for AOI at or above specified maximum amounts. A multiplier in the range of 0.9 to 1.1 will be applied to increase or decrease the Bonus Payout based on the success of the Company in achieving its strategic objectives for 2014.

On February 11, 2014, the board of directors of the Company also approved annual equity grants under the Company’s 2012 Long-Term Incentive Plan, including to the Company’s executive officers. Historically, the Company made annual equity awards in the form of stock options. For 2014, the Company’s annual equity awards took the form of stock options and restricted stock units (“RSUs”) with time-based vesting. The awards for the Company’s executive officers were granted 65% in the form of stock options and 35% in the form of RSUs based on the fair value of the awards as determined in accordance with the applicable model used by the Company for purposes of its external financial reporting.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement under 2012 Long-Term Incentive Plan (U.S. Employees).

10.2	Form of Restricted Stock Unit Agreement under 2012 Long-Term Incentive Plan (U.K. Employees).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: February 12, 2014	/s/ John R. Judd
John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Manner of Filing

10.1	Form of Restricted Stock Unit Agreement under 2012 Long-Term Incentive Plan (U.S. Employees).	Filed Electronically
10.2	Form of Restricted Stock Unit Agreement under 2012 Long-Term Incentive Plan (U.K. Employees).	Filed Electronically